Exhibit 99.1

Investor Contact:  Jeremy Friedman
Executive Vice President and Chief Financial Officer
978-570-6879
Jeremy.friedman@accellent.com

FOR IMMEDIATE RELEASE

Accellent Inc. Announces First Quarter 2008 Results

Wilmington, MA (May 15, 2008) – Accellent Inc. (the “Company”), a wholly owned subsidiary of Accellent Holdings Corp. (“Accellent”), announced results for the first quarter 2008.

“The first quarter of 2008 marked our fifth consecutive quarter of revenue growth” said Robert Kirby, President and CEO of Accellent.  “Our continued focus to increase value for our customers helped drive this growth.  In addition, we are benefiting from our efforts to reduce costs throughout our organization.”

First Quarter 2008 Financial Results

Net sales increased 15.7% to $129.0 million in the first quarter of 2008 compared with $111.5 million in the corresponding period of 2007.  Sales improved sequentially for the fifth consecutive quarter and increased 6.0% during the first quarter compared to the fourth quarter of 2007.

A net loss of $7.7 million was recorded in the first quarter of 2008 compared with a net loss of $85.7 million in the corresponding period of 2007.  During the first quarter of 2007 we completed a goodwill impairment test resulting in a goodwill impairment charge of $81.1 million, which amount is reflected in the net loss for that quarter.

Adjusted EBITDA for the first quarter of 2008 was $25.1 million, or 19.5% of sales, compared to Adjusted EBITDA of $21.9 million, or 19.6% of sales, in the corresponding period of 2007 and compared to Adjusted EBITDA of $22.5 million, or 18.5% of sales, in the fourth quarter of 2007.

Reconciliations of non-GAAP financial measures to GAAP financial measures are provided in the financial statements accompanying this press release.

Conference Call

Robert Kirby, President and Chief Executive Officer and Jeremy Friedman, Executive Vice President and Chief Financial Officer will discuss first quarter 2008 results in a conference call scheduled for today, May 15, 2008 at 5:00 p.m. Eastern Time.  The teleconference can be accessed live on the Internet through the Investor Relations section of the Accellent website at www.accellent.com or by calling (888) 713-4213 pass code 72701452.  Please visit the website or dial in 10 to 15 minutes prior to the beginning of the call to download and install any necessary audio software.  A replay of the conference call will be available via www.accellent.com or by telephone at (888) 286-8010 pass code 83159203 until May 29 2008.

About Accellent

Accellent Inc. provides fully integrated outsourced manufacturing and engineering services to the medical device industry in the cardiology, endoscopy, drug delivery, neurology and orthopaedic markets.  Accellent has broad capabilities in design and engineering services, precision component fabrication, finished device assembly and complete supply chain management.  These capabilities enhance customers’ speed to market and return on investment by allowing them to refocus internal resources more efficiently.  For more information, please visit www.accellent.com

Forward-Looking Statements

This press release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended.  All statements included herein, other than statements of historical fact, may constitute forward-looking statements.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Important factors that could cause actual results to differ materially from the Company’s expectations are disclosed in the risk factors contained in the Company’s Form 10-K for the year ended December 31, 2007 filed with the Securities an Exchange Commission on March 31, 2008. All forward-looking statements are expressly qualified in their entirety by such risk factors.

Accellent Inc.
Consolidated Condensed Statements of Operations
(in thousands)
(unaudited)

	Three Months Ended March 31,	Three Months Ended March 31,
	2008	2007
Net sales	$128,967	$111,483
Cost of sales (exclusive of amortization)	94,817	80,344
Gross profit	34,150	31,139

Selling, general and administrative expenses	14,502	12,489
Research and development expenses	751	740
Restructuring charges	1,583	672
Amortization of intangibles	3,735	4,301
Impairment of goodwill and other intangible assets	—	81,053
Income (loss) from operations	13,579	(68,116)

Interest expense, net	(17,047)	(16,157)
Other income, (expense), net	(1,492)	(63)
Loss before income taxes	(4,960)	(84,336)

Income tax expense	(2,752)	(1,412)
Net loss	$(7,712)	$(85,748)

Accellent Inc.
Reconciliation of Net Income (Loss) to EBITDA to Adjusted EBITDA
(in thousands)
(unaudited)

	Three Months Ended March 31,	Three Months Ended March 31,
	2008	2007
Net loss	$(7,712)	$(85,748)
Interest expense, net	17,047	16,157
Income tax expense	2,752	1,412
Depreciation and amortization	8,660	9,052
EBITDA (1)	20,747	(59,127)

Goodwill and intangible asset impairment charge	—	81,053
Restructuring and other charges	1,583	672
Stock-based compensation – employees	275	(1,870)
Stock-based compensation – non-employees	444	474
Employee severance and relocation	335	97
Loss on derivative instruments	878	84
Other	878	500
Adjusted EBITDA (1)	$25,140	$21,883

Accellent Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(unaudited)

	March 31, 2008	December 31, 2007
Assets
Current assets:
Cash and cash equivalents	$7,657	$5,688
Accounts receivable, net	63,200	50,961
Inventories	69,289	67,399
Prepaid expenses and other current assets	4,235	4,971
Total current assets	144,381	129,019
Property, plant and equipment, net	132,251	133,045
Goodwill	629,854	629,854
Intangibles, net	205,710	209,444
Deferred financing costs and other assets	20,080	21,003
Total assets	$1,132,276	$1,122,365

Liabilities and stockholder’s equity
Current liabilities:
Current portion of long-term debt	$4,116	$4,187
Accounts payable	27,383	23,571
Accrued expenses	38,960	26,268
Total current liabilities	70,459	54,026
Note payable and long-term debt	716,153	717,014
Other long-term liabilities	40,927	39,330
Total liabilities	827,539	810,370
Stockholder’s equity	304,737	311,995
Total liabilities and stockholder’s equity	$1,132,276	$1,122,365

(1)           EBITDA and Adjusted EBITDA presented in this press release are supplemental measures of our performance that are not required by, or presented in accordance with Generally Accepted Accounting Principles in the United States, (“GAAP”).  EBITDA and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP, or as an alternative to cash flow provided by operating activities as a measure of our liquidity.

EBITDA represents net income (loss) before net interest expense, income tax expense, depreciation and amortization.  Adjusted EBITDA is defined as EBITDA further adjusted to give effect to unusual or non-cash items and certain other adjustments, all of which are required in calculating covenant ratios and compliance under the indenture governing our senior subordinated notes and under our senior secured credit facility. For the periods presented, Adjusted EBITDA includes adjustments for: impairment charges, restructuring and other related charges, stock-based compensation, severance and relocation costs, gains and losses on derivative instruments, foreign currency gains and losses, and management fees paid to the Company’s principal stockholder, among others.

We believe that the presentation of EBITDA and Adjusted EBITDA is appropriate to provide additional information to investors about the calculation of certain financial covenants in the indenture governing our senior subordinated notes and under our senior secured credit facility.  Adjusted EBITDA is a material component of these covenants.  We also present EBITDA because we consider it an important supplemental measure of our performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of high yield issuers, many of which present EBITDA when reporting their results.